Exhibit 10.5

State of Delaware Secretary of State Division of Corporations Delivered 07:04 PM 06/15/2005 FILED 06:58 PM 06/15/2005 SRV 050501785 - 3919647 FILE

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF MYSPACE, INC.

Christopher DeWolfe hereby certifies that:

ONE: The date of filing of the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was February 10, 2005.

TWO: He is the duly elected and acting President of MySpace, Inc., a Delaware corporation.

THREE: The Board of Directors of the corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Certificate of Incorporation as follows:

Article IV, Section A is hereby amended and restated as follows:

The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock.” and “Preferred Stock” The total number of shares that the Company is authorized to issue is sixty million nine hundred thirty thousand (60,930,000) shares, sixty million (60,000,000) shares of which shall be Common Stock (the “Common Stock”) and nine hundred thirty thousand (930,000) shares of which shall be Preferred Stock (the “Preferred Stock”) The Preferred Stock shall have a par value of one-tenth of one cent ($0.001) per share and the Common Stock shall have a par value of twenty-five thousandths of one cent ($0.00025) per share

FOUR: Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

FIVE: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President this 15th day of June 2005.

MYSPACE, INC.

By:	/S/ CHRISTOPHER DEWOLFE
Christopher DeWolfe, President